EXHIBIT 99.1
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CONTACTS:        Tabitha Zane                           George Sard/Andrew Cole
                 SpectraSite                            Citigate Sard Verbinnen
                 919-466-5492                           212-687-8080
                 tabitha.zane@spectrasite.com           gsard@sardverb.com
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                                                        acole@sardverb.com
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     SPECTRASITE RECEIVES NOTICE OF BONDHOLDER SUIT TO ENJOIN TENDER OFFERS

CARY, NC, JUNE 17, 2002 - SpectraSite Holdings, Inc. (NASDAQ: SITE) has been informed that certain holders of the Company's outstanding Senior Notes and Senior Discount Notes have filed a complaint in the United States District Court for the District of Delaware seeking, among other things, to enjoin the Company from consummating its cash tender offers to purchase a portion of its outstanding 10.75% Senior Notes due 2010, 12.50% Senior Notes due 2010, 12.00% Senior Discount Notes due 2008, 11.25% Senior Discount Notes due 2009 and 12.875% Senior Discount Notes due 2010 (collectively, the "Notes"). The offers are scheduled to expire on June 19, 2002, unless extended.

The complaint alleges that the tender offers and the transactions contemplated in connection with the tender offers, including the funding of the New Term Notes by Welsh, Carson, Anderson & Stowe ("WCAS"), violate the indentures governing the Notes as well as the Trust Indenture Act and other securities laws and breach fiduciary duties owed by the Company, its Board of Directors and WCAS to holders of the Notes. The Company believes the claims are without merit and will vigorously defend against the action.

ABOUT SPECTRASITE COMMUNICATIONS, INC.
SpectraSite Communications, Inc. (www.spectrasite.com), based in Cary, North Carolina, is one of the largest wireless tower operators in the United States. The Company also is a leading provider of outsourced services to the wireless communications and broadcast industries in the United States and Canada. At March 31, 2002, SpectraSite owned or managed approximately 20,000 sites, including 8,015 towers primarily in the top 100 markets in the United States. SpectraSite's customers are leading wireless communications providers and broadcasters, including AT&T Wireless, ABC Television, Cingular, Nextel, Paxson Communications, Sprint PCS, Verizon Wireless and Voicestream.

SAFE HARBOR
THIS PRESS RELEASE AND ORAL STATEMENTS MADE FROM TIME TO TIME BY REPRESENTATIVES OF THE COMPANY MAY CONTAIN "FORWARD-LOOKING STATEMENTS" CONCERNING SPECTRASITE'S FUTURE EXPECTATIONS, FINANCIAL AND OPERATING PROJECTIONS, PLANS AND STRATEGIES, IN PARTICULAR REGARDING THE FUNDING OF THE NEW TERM NOTES, THE CONSUMMATION OF THE DEBT TENDER OFFERS, THE OUTCOME OF THE LITIGATION REFERRED TO IN THIS RELEASE, AND THE IMPACT OF THESE AND RELATED TRANSACTIONS ON THE COMPANY AND ON THE COMPANY'S EXPECTED REVENUE, EBITDA, CAPITAL EXPENDITURES AND CASH AND NON-CASH CHARGES. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES. THE COMPANY WISHES TO CAUTION READERS THAT CERTAIN FACTORS MAY IMPACT THE COMPANY'S ACTUAL RESULTS AND COULD CAUSE RESULTS FOR SUBSEQUENT PERIODS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENTS MADE BY OR ON BEHALF OF THE COMPANY. SUCH FACTORS INCLUDE, BUT ARE NOT LIMITED TO (I) THE CLOSING CONDITIONS FOR EACH OF THE TENDER OFFERS AND THE COMPANY'S RIGHT TO TERMINATE, MODIFY OR AMEND ANY TENDER OFFER, (II) THE OUTCOME OF THE LITIGATION REFERRED TO IN THIS RELEASE, (III) MARKET CONDITIONS AND THEIR IMPACT ON THE DEBT TENDER OFFERS, (IV) SPECTRASITE'S SUBSTANTIAL CAPITAL REQUIREMENTS AND LEVERAGE, EVEN AFTER THE CONSUMMATION OF THE TRANSACTIONS DESCRIBED IN THIS RELEASE, (V) THE COMPANY'S DEPENDENCE ON DEMAND FOR WIRELESS COMMUNICATIONS AND RELATED INFRASTRUCTURE, (VI) COMPETITION IN THE COMMUNICATIONS TOWER INDUSTRY, INCLUDING THE IMPACT OF TECHNOLOGICAL DEVELOPMENTS AND (VII) FUTURE REGULATORY ACTIONS AND CONDITIONS IN ITS OPERATING AREAS. THESE AND OTHER IMPORTANT FACTORS ARE DESCRIBED IN MORE DETAIL IN ITEM 1A "RISK FACTORS" OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001 AND IN THE COMPANY'S OTHER SEC FILINGS AND PUBLIC ANNOUNCEMENTS. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENTLY OCCURRING EVENTS OR CIRCUMSTANCES.

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